Graphic Packaging Holding Company Reports First Quarter 2025 Financial Results

Highlights

•Packaging volumes -1% in Americas, +3% in International
•Innovation Sales Growth of $44 million
•Announced closure of Middletown, Ohio recycled paperboard manufacturing facility
•Waco, Texas recycled paperboard investment on track for Q4 2025 startup
•Announced new $1.5 billion share repurchase authorization

ATLANTA, May 1, 2025 - Graphic Packaging Holding Company (NYSE: GPK) ("Graphic Packaging" or the "Company”), a global leader in sustainable consumer packaging, today reported first quarter 2025 results.

Net Income in first quarter 2025 was $127 million, or $0.42 per diluted share, versus $165 million, or $0.53 per diluted share in first quarter 2024. First quarter 2025 and 2024 Net Income was impacted by special items and amortization of purchased intangibles of $27 million and $38 million, respectively. Excluding special items and amortization of purchased intangibles, Adjusted Net Income for the first quarter of 2025 was $154 million, or $0.51 per diluted share, and $203 million, or $0.66 per diluted share in first quarter 2024.

Michael Doss, the Company’s President and CEO said, “First quarter results fell short of our expectations in a challenging economic and consumer environment. Consumers are redoubling their efforts to find value as food prices continue to rise. Meanwhile, promotional activity is driving mix and brand switching, rather than incremental foot traffic and volume gains. Against that backdrop, we saw a small volume decline in the Americas business, but continued improvement in our International business. Leveraging our growing cost and quality advantage and the strength of our innovation portfolio, we continue to gain market position as we partner with customers in a rapidly changing market.

We saw an uptick in input cost inflation during the quarter, and responded with a price increase intended to bring margins back to a more normal range. With our Waco, Texas recycled paperboard investment nearing completion, our capital spending needs decline substantially, and yesterday our Board of Directors approved a new $1.5 billion share repurchase authorization, taking the total available authorization to $1.865 billion. In February, we announced a ten percent increase in our quarterly dividend. We expect to return substantial cash to stockholders in the months and years ahead through a growing dividend and share repurchase."

Operating Results

Net Sales

First quarter 2025 Net Sales decreased 6% to $2,120 million, versus $2,259 million in the same quarter last year. The decline was driven by a $110 million impact from the divestiture of the Augusta, GA bleached paperboard manufacturing facility and reduced open market sales participation, and a $27 million unfavorable foreign exchange impact. Modest price pressure was offset by a modest volume increase.

EBITDA

First quarter 2025 EBITDA decreased 17% to $353 million. Excluding the impact of business combinations and other special items, Adjusted EBITDA was $365 million versus $443 million in the same quarter last year. The decline in Adjusted EBITDA was driven by a $25 million decline relating to the divestiture of the Augusta, GA bleached paperboard manufacturing facility and reduced open market sales participation; a $34 million decline in price, volume, and mix; higher costs which were partially offset by Net Performance, and a $6 million unfavorable foreign exchange impact. First quarter Adjusted EBITDA Margin was 17.2% in 2025, and 19.6% in 2024.

Other Results

Total Debt (Long-Term, Short-Term and Current Portion) increased $526 million during first quarter 2025 to $5,735 million, compared to fourth quarter 2024. Net Debt (Total Debt less Cash and Cash Equivalents) increased $554 million during first quarter 2025 to $5,606 million, compared to fourth quarter 2024. The Company's first quarter 2025 Net Leverage Ratio was 3.5x compared to 3.0x in the fourth quarter of 2024.

Capital expenditures in first quarter 2025 were $313 million, versus $331 million in the same quarter last year.

The Company returned approximately $30 million to stockholders during the first three months of 2025 through regular dividends.

2025 Annual Guidance and Commentary

The Company currently expects full-year 2025 Net Sales, Adjusted EBITDA, and Adjusted EPS, including foreign exchange impact, of $8.2 billion to $8.5 billion, $1.4 billion to $1.6 billion, and $1.75 to $2.25, respectively. The reductions from prior guidance reflect an expectation of a 2% volume decline and $80 million of input cost inflation at the midpoint. The range of guidance has been widened to reflect higher macroeconomic and consumer spending uncertainty.

Full-year 2025 capital spending is currently expected to be in the range of $700 million as the Company's Waco, Texas recycled paperboard investment moves toward completion later this year.

Innovation Sales Growth, Net Performance, and Non-GAAP Reconciliations

We define Innovation Sales Growth as incremental sales of a product that delivers a significant change in materials used, package functionality, or design to a new or existing customer. We define Net Performance as the impact of cost and productivity initiatives, production efficiencies and/or disruptions, and other operating impacts. A tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Debt and Net Leverage is attached to this release.

Earnings Call

The Company will host a conference call at 10:00 a.m. ET today (May 1, 2025) to discuss the results of first quarter 2025. The conference call will be webcast and can be accessed from the Investors website at https://investors.graphicpkg.com. Participants may also listen via telephone by using the following dial-in numbers:

Toll-Free: 888-506-0062
International: 973-528-0011
Participant Access Code: 129770
Investors: Investor.Relations@graphicpkg.com
Media: Comms@graphicpkg.com

Forward Looking Statements

Any statements of the Company's expectations in this press release, including but not limited to volume and cash generation increases, 2025 Adjusted EBITDA and Adjusted Earning per Diluted Share guidance, and 2025 commentary on net sales, Adjusted EBITDA and Adjusted EPS, as well as input cost inflation, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, as well as the Company’s debt level, currency movements and other risks of conducting business internationally and the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company’s future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, designs and produces consumer packaging made primarily from renewable or recycled materials. An industry leader in innovation, the Company is committed to reducing the environmental footprint of consumer packaging. Graphic Packaging operates a global network of design and manufacturing facilities serving the world's most widely recognized brands in food, beverage, foodservice, household, and other consumer products. Learn more at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
In millions, except per share amounts	2025	2024
Net Sales	$2,120	$2,259
Cost of Sales	1,675	1,733
Selling, General and Administrative	196	215
Other Expense, Net	16	16
Business Combinations, Exit Activities and Other Special Items, Net	12	17
Income from Operations	221	278
Nonoperating Pension and Postretirement Benefit Expense	—	(1)
Interest Expense, Net	(51)	(59)
Income before Income Taxes	170	218
Income Tax Expense	(43)	(53)
Net Income	$127	$165

Net Income Per Share – Basic	$0.42	$0.54
Net Income Per Share – Diluted	$0.42	$0.53

Weighted Average Number of Shares Outstanding – Basic	302.2	307.8
Weighted Average Number of Shares Outstanding – Diluted	303.2	309.1

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	March 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and Cash Equivalents	$129	$157
Receivables, Net	863	759
Inventories, Net	1,814	1,754
Assets Held for Sale	12	15
Other Current Assets	136	99
Total Current Assets	2,954	2,784
Property, Plant and Equipment, Net	5,385	5,258
Goodwill	2,023	1,993
Intangible Assets, Net	673	667
Other Assets	462	442
Total Assets	$11,497	$11,144

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$41	$39
Accounts Payable	910	1,116
Other Accrued Liabilities	619	748
Total Current Liabilities	1,570	1,903
Long-Term Debt	5,670	5,145
Deferred Income Tax Liabilities	624	613
Other Noncurrent Liabilities	475	470

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $0.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 301,754,281 and 300,163,372 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	3	3
Capital in Excess of Par Value	2,023	2,054
Retained Earnings	1,504	1,410
Accumulated Other Comprehensive Loss	(373)	(455)
Total Graphic Packaging Holding Company Shareholders’ Equity	3,157	3,012
Noncontrolling Interest	1	1
Total Equity	3,158	3,013
Total Liabilities and Shareholders' Equity	$11,497	$11,144

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
In millions	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$127	$165
Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	131	148
Amortization of Deferred Debt Issuance Costs	1	2
Deferred Income Taxes	9	(16)
Amount of Postretirement Expense Less Than Funding	—	1
Share-Based Compensation Expense, Net	(4)	22
Other, Net	6	(10)
Changes in Operating Assets and Liabilities	(444)	(309)
Net Cash (Used in) Provided by Operating Activities	(174)	3

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(309)	(324)
Packaging Machinery Spending	(4)	(7)
Acquisition of Businesses	(12)	—
Beneficial Interest on Sold Receivables	58	48
Beneficial Interest Obtained in Exchange for Proceeds	(30)	(28)
Other, Net	(1)	—
Net Cash Used in Investing Activities	(298)	(311)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on Debt	(3)	(10)
Proceeds from Issuance of Debt	—	250
Borrowings under Revolving Credit Facilities	1,203	1,106
Payments on Revolving Credit Facilities	(700)	(1,006)
Repurchase of Common Stock related to Share-Based Payments	(27)	(22)
Dividends Paid	(30)	(31)
Other, Net	(4)	—
Net Cash Provided by Financing Activities	439	287
Decrease in Cash and Cash Equivalents	(33)	(21)
Effect of Exchange Rate Changes on Cash	5	(5)
Net Decrease in Cash and Cash Equivalents	(28)	(26)
Cash and Cash Equivalents at Beginning of Period	157	162
Cash and Cash Equivalents at End of Period	$129	$136

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, facility shutdowns, and other special items. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance, or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended March 31,
In millions, except per share amounts	2025	2024
Net Income	$127	$165
Add (Subtract):
Income Tax Expense	43	53
Interest Expense, Net	51	59
Depreciation and Amortization	132	149
EBITDA	353	426
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net	12	17
Adjusted EBITDA	$365	$443

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	17.2%	19.6%

Net Income	$127	$165
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net	12	17
Accelerated Depreciation Related to Exit Activities	4	12
Amortization Related to Purchased Intangible Assets	19	21
Tax Impact of Adjustments	(8)	(12)
Adjusted Net Income	$154	$203

Adjusted Earnings Per Share – Basic	$0.51	$0.66
Adjusted Earnings Per Share – Diluted	$0.51	$0.66

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
In millions	March 31, 2025	March 31, 2024	December 31, 2024
Net Income	$620	$681	$658
Add (Subtract):
Income Tax Expense	219	199	229
Equity Income of Unconsolidated Entity	(1)	(1)	(1)
Interest Expense, Net	222	240	230
Depreciation and Amortization	544	633	561
EBITDA	$1,604	$1,752	$1,677
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net	—	83	5
Adjusted EBITDA	$1,604	$1,835	$1,682

Calculation of Net Debt:	March 31, 2025	March 31, 2024	December 31, 2024
Short-Term Debt and Current Portion of Long-Term Debt	$41	$756	$39
Long-Term Debt (a)	5,694	4,952	5,170
Less:
Cash and Cash Equivalents	(129)	(136)	(157)
Net Debt	$5,606	$5,572	$5,052

Net Leverage Ratio (Net Debt/Adjusted EBITDA)	3.5	3.0	3.0
(a) Excludes unamortized deferred debt issue costs.

	Three Months Ended March 31,
In millions	2025	2024
Net Cash (Used in) Provided by Operating Activities	$(174)	$3
Net Cash Receipts from Receivables Sold included in Investing Activities	28	20
Cash Payments Associated with Business Combinations, Exit Activities and Other Special Items, Net	17	9
Adjusted Net Cash (Used in) Provided by Operating Activities	$(129)	$32
Capital Spending	(313)	(331)
Adjusted Cash Flow	$(442)	$(299)